UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

000-27074

(Commission File Number)

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of principal executive offices, with zip code)

(408) 979-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2006, Secure Computing Corporation, a Delaware corporation (“Secure”), received a Deficiency Letter (the “Letter”) from Nasdaq (“Nasdaq”) indicating that when Secure completed its acquisition of CipherTrust, Inc. (“CipherTrust”) on August 31, 2006 (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of July 11, 2006 with Peach Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Secure, CipherTrust and CT Shareholders’ Representative LLC, a Georgia limited liability company (the “Representative”), as amended by that certain First Amendment, dated as of July 14, 2006, that certain Second Amendment, dated as of August 1, 2006, and that certain Third Amendment, dated as of August 30, 2006 (as amended, the “Merger Agreement”), it failed to comply with the shareholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1)(C) (the “Rule”).

Nasdaq verbally notified Secure of such noncompliance on September 14, 2006. In response to the verbal notification, Secure took action to cure the deficiency by entering into the Fourth Amendment to the Merger Agreement to restrict the issuance, in connection with the Merger, of an aggregate number of shares of its common stock equal to or in excess of 20% of the number of shares of its common stock then outstanding on the closing date of the Merger, unless and until shareholder approval has been obtained.

Consequently, the Letter confirms that, subject to the public announcement requirements of Nasdaq Marketplace Rule 4803(a), Secure has regained compliance with the Rule and the matter is now closed. On September 27, 2006, Secure issued a press release, in accordance with Marketplace Rule 4803(a), disclosing receipt of the Letter.

A copy of the Letter is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01	Other Events.

Merger Agreement, Third Amendment

On August 30, 2006, Secure entered into a Third Amendment to the Merger Agreement (the “Third Amendment to the Merger Agreement”) with CipherTrust to amend the Merger Agreement. The Third Amendment to the Merger Agreement modifies certain terms related to the definition of the determination period and the establishment of the escrow fund.

Merger Agreement, Fourth Amendment

On September 24, 2006, Secure entered into a Fourth Amendment to the Agreement and Plan of Merger (the “Fourth Amendment to the Merger Agreement”) with the Representative to amend the Merger Agreement.

The Fourth Amendment to the Merger Agreement restricts the issuance by Secure, in connection with the Merger (as defined below), of an aggregate number of shares of its common stock equal to or in excess of 20% of the number of shares of its common stock then outstanding on the closing date of the Merger, unless and until shareholder approval has been obtained.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to the Merger Agreement and the Fourth Amendment to the Merger Agreement, copies of which are attached hereto as Exhibit 99.3 and Exhibit 99.4. The Third Amendment and the Fourth Amendment are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Deficiency Letter received by Secure Computing Corporation from the Nasdaq Stock Market on September 26, 2006.

99.2	Press Release, dated as of September 27, 2006, issued by Secure Computing Corporation regarding the Deficiency Letter from Nasdaq Stock Market.

99.3	Third Amendment to the Agreement and Plan of Merger, dated as of August 30, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.

99.4	Fourth Amendment to the Agreement and Plan of Merger, dated as of September 24, 2006, by and between Secure Computing Corporation and CT Shareholders’ Representative LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: September 27, 2006	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Deficiency Letter received by Secure Computing Corporation from the Nasdaq Stock Market on September 26, 2006

99.2	Press Release, dated as of September 27, 2006, issued by Secure Computing Corporation regarding the Deficiency Letter from Nasdaq Stock Market.

99.3	Third Amendment to the Agreement and Plan of Merger, dated as of August 30, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.

99.4	Fourth Amendment to the Agreement and Plan of Merger, dated as of September 24, 2006, by and between Secure Computing Corporation and CT Shareholders’ Representative LLC.